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EXHIBIT 23.1

[LETTERHEAD OF MOSS ADAMS LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 25, 2005, which appear in the Annual Report on Form 10-K for the year ended December 31, 2004, with respect to the consolidated financial statements of Loudeye Corp. and subsidiaries, management's report on internal control over financial reporting, and the effectiveness of internal control over financial reporting.

/s/ Moss Adams LLP

Moss Adams LLP

Seattle, Washington
May 31, 2005